UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15975	86-0837251

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(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium n/a

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(Address of principal executive offices)   (Zip Code)

(Registrant's telephone number, including area code:	011-329-321-7080

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Company's private placement of 2,666,667 Units for an aggregate offering price of $4,000,000 (the "Offering"), the Company previously announced on Form 8-K filed with the Securities and Exchange Commission on July 11, 2005, that it had accepted subscription from accredited investors to purchase an aggregate of 2,110,000 Units. As of July 20, 2005, the Company has accepted new subscriptions from accredited investors to purchase an additional 410,651 Units which amounts to an aggregate of 2,520,651 Units subscribed for in the Offering. As of July 20, 2005, the Company has received total gross proceeds of approximately $3,780,976 in cash from the Offering. As of July 20, 2005, the Company has terminated the offering.

As previously announced in the Form 8-K filed on July 11, 2005, each Unit consists of one share of restricted Common Stock (the “Shares”) and one Common Stock Purchase Warrant (the “Warrants”) at a price of $1.50 per Unit. The Warrants are exercisable for a period of five years and entitle the holder to purchase one share of restricted Common Stock (the “Warrant Shares”) for $1.75 per Warrant Share. The Company also has the right to redeem the Warrants for $0.01 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $3.50 per share for 30 consecutive trading days based upon the closing bid price for the Shares for each trading day (the “Redemption Right”), provided, however, that the Warrant Shares have been registered with the Securities and Exchange Commission (the “Commission”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.01 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the subscription agreement/purchase agreement and the registration rights agreement, the Company is required to prepare and file with the Commission a registration statement covering the resale of the Shares and the Warrant Shares. The Company has agreed to prepare and file a registration statement covering the resale no later than 30 days of the Closing (the "Filing Deadline"). In the event the Company is unable to file a registration statement by the Filing Deadline or the registration statement is not declared effective on or before 120 days from the initial closing ("Effective Deadline"), then the Company will have to pay liquidated damages equal to 1.5% of the aggregate amount invested by each investor for each month beyond the Filing Deadline until the Company files the registration statement, or in the event it is beyond the Effective Deadline then the Company will have to pay such liquidated damages until the registration statement has been declared effective by the Commission. All payments must be made in cash.

The Company engaged MDB Capital Group, LLC, as its exclusive agent to offer the Units (the "Placement Agent"). The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the sale of the Units together with a five year warrant to purchase up to ten percent (10%) of the number of Units sold in the Offering at an exercise price of $1.50 per Unit. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering and to register the Placement Agent’s warrants together with the Shares and Warrant Shares to be registered in connection with the Offering.

The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

For additional information, see the Form 8-K filed with the Securities and Exchange Commission on July 11, 2005, and the Form of Subscription Agreement, Form of Warrant and Form of Registration Rights Agreement attached thereto as Exhibits 4.1, 4.2, and 4.3., which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005

/s/ Philippe Van Acker Philippe Van Acker,
Chief Financial Officer